Exhibit 10.1

Taiyuan Ruiming YiWei Magnesium Industry Co., Ltd.
Equity Transfer Contract

Entered by

CDI China, Inc.
(Party A)

And

Taiyuan Yiwei Magnesium Industry Co., Ltd.
Pine Capital Enterprises Inc.
(Party B)

And

Taiyuan Ruiming Yiwei Magnesium Industry Co. Ltd.,
(Target Company)

July 13, 2010

Equity Transfer Contract

This contract (the “Contract”) was entered by and between the following parties at Taiyuan China, on July 13, 2010: CDI China, Inc. a limited liability company established and existing under the laws of U.S. with its registered address at 431 Fairway Drive, Suite 200, Deerfield Beach, FL 33441 (hereinafter referred to as “Party A” or “Assignee”); and Pine Capital Enterprises Inc., a limited liability company formed and existing under the laws of Cayman Islands, with its registered address at 51, 5th Fl, Britannia House, Jalan Cator BS8811, BSB Brunei Darassalam; Taiyuan Yiwei Magnesium Industry Co., Ltd., a limited liability company formed and existing under the laws of China with its registered address at 910, 9th Floor, MeGa Mall Business Center, 10 YiFen Street, Taiyuan City, ShanXi Province, China; Pine Capital Enterprises Inc, short for “Pine Captital” , Taiyuan Yiwei Magnesium Industry Co. short for “Yiwei Magnesium” (hereinafter referred to as “Party B” or “Assignor”). Taiyuan Ruiming Yiwei Magnesium Industry Co. Ltd., a limited liability company established and existing under the laws of China with its registered address at Shagou Village, Yangqu City, Taiyuan, Shanxi Province, China (hereinafter referred to as the “Target Company” or “Ruiming”).

Preface

After friendly consultations conducted in accordance with the principles of equality and mutual benefit, the Parties have agreed to enter into this Contract in accordance with the Law of the People’s Republic of China on Chinese-Foreign Equity Joint Ventures, Regulations for the Implementation of the Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment, Company Law of the People's Republic of China, Contract Law of the People’s Republic of China and other applicable laws and provisions of this Contract.

Now the Parties hereby agree as follows:

1.           Definitions and Interpretation
Unless the terms or context of this Contract otherwise provide, this Contract shall be interpreted in accordance with, and each of the terms used herein shall have the meaning ascribed to it in Exhibit I.

2.            Parties in the Contract

2.1           Profiles of Parties in the Contract

Parties in the Contract are as follows:

(a)           Party A: CDI China, Inc., a corporation formed and existing under the laws of Florida in the U.S. with registered address at 431 Fairway Drive, Suite 200, Deerfield Beach, FL 33441.
Authorized Representative of Party A:
Name:  Yuejian Wang
Title： CEO
Nationality: U.S. Citizen

 (b)           Party B: Pine Capital Enterprises Inc., a limited liability company formed and existing under the laws of the Cayman Islands, and Taiyuan Yiwei Magnesium Industry, a limited liability company formed and existing under the laws of China with its registered address at Shagou Village, Yangqu City, Taiyuan, Shanxi Province, China（Authorized Representative of Party B:

Pine Capital Enterprises Inc.
Name:  Lifei (Maggie) Huang
Title：Legal Representative
Nationality: China
Taiyuan Yiwei Magnesium Industry Co., Ltd.
Name: Yiwei Huang
Title: Legal Representative
 Nationality: China

(c)            Target Company: Taiyuan Ruiming Yiwei Magnesium Industry Co. Ltd., a limited liability company formed and existing under the laws of the China with registered address at Shagou Village, Yangqu City, Taiyuan, Shanxi Province, China.
Authorized Representative of the target company: Lifei (Maggie) Huang
Title：Legal Representative
Nationality: China

2.2            Replacement of Authorized Representatives of Parties

Each Party has the right to replace its own legal person or authorized representative. If the replacement occurs, the Party shall notice the other two Parties the name, title, and nationality of its new legal person or authorized representative in a timely manner.

3.            Transaction Target

3.1             Target company of the Transaction

Assignee hereby agrees that target company of the transaction was formed under the Laws of the People’s Republic of China on Chinese-Foreign Equity Joint Ventures, Regulations for the Implementation of the Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment, and other applicable laws and provisions of this Contract. Each Party acknowledges that the final controller of the Target company is Mr. Yuwei Huang and Ms. Lifei Huang of this Contract.

3.2            Target Company Name

The name of the target company is Taiyuan Ruiming Yiwei Magnesium Industry Co, Ltd.

3.3           Registered Address of the target company

The registered address of the target company is North Shagou Village, Yangqu City, Taiyuan, Shanxi Province, China.

3.4           Registration Information of the target company

The registered capital of the target company is RMB 11,812,000. The business license number is 000439. Pine Capital Enterprises Inc. holds 60% of target company shares and Taiyuan Yiwei Magnesium Industry Co., Ltd. Holds 40% of target company shares. Except the above information, the target company doesn’t have any other options, warranties, and other Contract, plan, and commitment regarding shares.  Target company does not have any contractual obligations regarding shares repurchase, shares re-subscription and other debt, loan and interment etc. target company does not have any subsidiaries and branches.

The above owners are the only share holders in the target company, and the shareholders legally hold the shares which have been issued, granted and paid.

The following is the list of the current owners of 100% of the ownership interests in the target company:

Name	Ownership Interest
Pine Capital Enterprises Inc.	60.0%
Taiyuan Yiwei Magnesium Industry Co., Ltd.	40.0%

Except as set forth above, there are no options, subscriptions or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the target company relating to ownership of an equity interest in the target company to issue or sell any ownership interest or options, warrants, convertible securities, subscriptions or other equity interests in the target company.  There are no outstanding contractual obligations of the target company to repurchase, redeem or otherwise acquire any ownership interest in the target company or make any other distribution in respect thereof or to provide funds to, or make any investments (in the form of a loan, capital contribution or otherwise).  The target company does not have any subsidiaries.

The Ownership Interests listed in the table above is duly authorized, validly issued, fully paid and nonassessable and each such interest owned by the person or entity listed above is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the target company or such other Subsidiary’s voting rights, charges and other encumbrances of any nature whatsoever.

3.5            Limited Liability Company

The target company is formed as a limited liability company. Any Party is liable only up to its contributed portion of its registered capital in the target company. The target company shall assume all liabilities to its creditors against its assets.

3.6            Applicable Chinese Laws

The target company is a separate legal entity under Chinese laws. The target company is under both the jurisdiction and protection of applicable Chinese laws. The conduct of the target company shall abide by applicable Chinese laws.

3.7           The Party A will acquire a 40 percent interest in the target company from Pine Capital and a 40 percent interest from Yiwei Magnesium (collectively referred to as the “Acquired Interest”).

4.           Transaction Price and Payment

4.1           The consideration for transferring the Acquired Interest held by Party B is RMB 44,880,000 (the “Purchase Price”) payable as set forth in Section 4.2 below. Party A agrees to purchase the Acquired Interest at the Price. Upon closing of the transaction, Party A will own and hold an eighty (80) percent equity ownership in the target company.

4.2           Payment

Party A and B agree that the Purchase Price will be paid as follows amounts paid in RMB will be based on the exchange rate on closing date:

1.           Party A shall wire RMB 4,724,720 to Yiwei Magnesium’s designated bank account, and Yiwei Magnesium entrusts Pine Capital to collect the balance of RMB 17,715,280 on the terms hereinafter provided for. Pine Capital agrees to collect the RMB 17,715,280 payment for the benefit of Yiwei Magnesium paid by Party A.

2.            Party A shall pay RMB 22,440,000 and the total of RMB 17,715,280 which Yiwei Magnesium entrusted Pine Capital to collect as follows:

1)           Within three business days of the signing of this Contract, Party A shall wire RMB11,775,280 to Pine Capital’s designated bank account.

2)           Party A shall wire RMB 5,500,000 to Pine Capital’s designated bank account or deliver 622,172 shares CDII’s common stock if, as of the end of Fiscal 2011, the Target company’s revenues are no less than RMB 61,200,000 and its EBITDA per metric ton of goods produced is no less than RMB 1,200 per ton.  If these earnings targets are achieved, Party A shall pay this amount before December 31, 2011.

3)           Party A shall pay RMB 6,800,000 to Pine Capital or the party designated by Pine Capital by delivering 769,231shares of CDII’s common stock (the “CDII Stock”).

4)          Party A shall transfer to Pine Capital a portion of Party A’s interest in Excel Rise Technology Co., Ltd. with a value of RMB 16,080,000 based on its book value as of June 30, 2010 (the “Excel Rise Rights”).

Note: In addition to the Purchase Price, if in Fiscal 2011 the Target company’s revenues are more than RMB100 million and EBITDA per metric ton of goods produced is no less than RMB 1,200 per ton, Party A shall wire RMB 5,500,000 to Pine Capital’s designated bank account or deliver 622,172 shares CDII’s common stock if, as of the end of Fiscal 2011, to Pine Capital or the party designated by Pine Capital as performance bonus.

5.           Transaction Process and Delivery

5.1           Initial Payment

All Parties agree that, within 15 business days after the Contract is signed by all of the Parties, Party A shall pay the amount of USD equivalent to RMB 11,775,280 to Party B or its designee at the exchange rate on closing date.

5.2           Title Transfer

When Party B receives the initial payment, Party B shall complete the title transfer of the Acquired Interest within 30 days and formally provide the relevant certificate of equity ownership to Party A. The certificate of equity ownership and title transfer process referred to herein includes but is not limited to the Stock Rights Record certificate, registration of Equity Ownership Change for Foreign-invested Joint Venture, transfer of the Land Use Right and Party B’s other obligations under this Contract (the “Post Closing Title Transfers”). In addition, Party B shall cooperate with Party A in Party A’s efforts to complete a valid transfer of the Acquired Interest.

5.3           Delivery at Sight

5.3.1 Party A’s purchase of the Acquired Interest is based on the net equity as set forth in the Financial Statements, as hereinafter defined. The assets shall be transferred in accordance with the audited results on the assets and the condition of operations of the target company that are determined by the auditing firm Sherb & Co., LLP; both Party A and B shall send staff to verify the relevant assets and equipment of the target company, and compile reconciliation schedules. The authorized representatives of both parties shall duly sign to confirm the completion of transfer in assets and equipments, and record the book accordingly.  Party B represents and warrants that

Since the May 25, 2010 date of the Financial Statements, there has not been:

(a)           any sale, lease or other disposition of any of the Target company’s assets, other than in the ordinary course of business;

(b)           any damage, destruction, loss or other change (whether or not insured) materially and adversely affecting the Target company’s assets;

(c)           any loans or advances or charges, which in any way create a lien on the Target company’s assets that are not included in the Financial Statements; or

(d)           any write offs of any debt, contingency or other reserve against the Target company’s accounts receivables included in the Financial Statements; or

5.3.2 Party A hereby assumes all risks and benefits of the Acquired Interest as of July 1, 2010 through the closing date. During the period from the receiving date to the closing of the transaction, Party A and B shall jointly manage the target company.

5.3.3 Delivery of Engineering Project Information: Besides Certificate of the Use of State-owned Land, Land Use Planning Permit, Construction Engineering Planning Permit, the assignor shall deliver the original copy of all the documents and technological information of the target company to the assignee, including but not limited to:

1)           The documents related to the founding of engineering projects and any changes;
2)           Contracts for engineering design and blue prints;
3)           Construction contracts;
4)           Contracts to purchase and install equipment and materials; documents related to equipment such as certificate of fitness, installation and user manual, after-sales service contracts, maintenance contracts, technology criteria description, manufacturers’ information, specifications and models, purchase date, operational status, repair and maintenance records, compatibilities of equipment with procedures, etc;
5)           Project Supervision Contract;

5.3.4 Accounting Information Delivery:

1)           Accounting information shall be transferred in accordance with the audited results on the assets and the condition of operations of the target company as of December 31, 2009 as determined by the auditing firm Sherb & Co., LLP and the date of the Financial Statements;
2)           The assignor shall provide: evidence for tax payments in Fiscal 2010 till the current month of delivery, provided by the State and Local Tax Bureau; evidence of full amount payments for electricity, water, and sanitation services in Fiscal 2010 till the current month of delivery, provided by the suppliers of power, water, and sanitation services.
3)           The assignor shall deliver the accounting book to the assignee for safekeeping, including but not limited to the purchase contracts and original invoices for the assets (valued at RMB 2,000 or more).

5.3.5 Delivery of Incorporation Documents

Upon change of equity ownership and legal person of the target company at Shanxi Administration for Industry and Commerce and issuance of new business license (including original and copy), the assignor shall deliver the new business license to the assignee; Party A and B shall turn in all the corporate seals of the target company that are held by either party to the management jointly designated by both parties.

5.4           Within ten business days after completion of all of the above mentioned deliveries have been completed, Party A shall pay the following to Party B:

a)           The 769,231 shares of CDII Stock;
b)           The amount of RMB 4,724,720 payable to Pine Capital as set forth in Section 4.2(1) of this Contract; and
c)           The Excel Rise Rights.

5.5           Transfer of Land Use Rights
The assignor shall transfer the use right associated with the Land Use Rights, in which the target company is a beneficiary, to the target company in a timely manner, and delivers the original Land Use Rights certificate to the Target company once transfer of Land Use Rights are completed.

6.           Post-transaction Business Planning and Approval

6.1           After the transfer of equity ownership, the target company shall adopt the following plans:

6.2           Execution

In order to draft and execute business plan, the board of directors, in the principle of maximizing shareholders’ interests, shall consider all viable options on business models and arrange and develop joint operations.

6.3           Visits to Government Agencies（if it is necessary）

Each party has the right to attend officially arranged visits or conference calls to government agencies for the matters on the approvals or subsequent approvals for the target company or address the issues related to the forming and operations of the target company. If either party has private communications with related government agencies on the matters such as forming and operations of the target company as well as required approvals, the party shall provide the counterpart a summary in written within three business days after the communications.

7.           Mutual Covenants of Parties after Transaction

7.1           Covenants of Party A

Besides the obligations stipulated in other sections of this Contract, Party A is obliged to perform the items as follows:

(a)           Party A shall make payment for the transaction in accordance with the provisions of this Contract;
(b)           After the new business license is issued, Party A shall sign off and execute the supplementary contracts in which it is one of engaging parties (if there is any), and facilitate its related parties to sign off and execute the supplementary contracts in which its related party is one of engaging parties (if there is any);
(c)           Party A shall handle other matters requested by the target company in accordance with other written Contracts entered.

7.2            Covenants of Party B

Besides the obligations stipulated in other sections of this Contract, Party B is obliged to perform the items as follows:

(a)           Party B shall file applications and registration with government agencies to obtain the applicable approvals and related official documentation, and provide Party A and the target company with the official documents issued by government agencies and other documents related to the business or joint operations of the target company;
(b)           Party B shall assist the target company in obtaining the revised or updated approvals concerning its business operations;
(c)           After the business license is issued, Party B shall sign off and execute the contracts in which Party B is one of engaging parties (if there is any), and facilitate each of its related parties to sign off and execute the contracts in which it related party is one of engaging parties (if there is any);
(d)           Party B shall handle other matters requested by the target company in accordance with other written Contracts entered;
(e)           Continuously manages the target company in accordance with the requirements of Party A.

8.           Business Operations and Board of Directors

8.1           Business Operations

The operations of the target company shall be conducted in accordance with the Management Agreement signed by both parties on July 13, 2010.

8.2           Board of Directors

(a)           A new Board of Directors shall be formed on the date when the business license of the target company is issued.
(b)           The Board of Directors is composed of five directors, among which three (3) directors including the chairman of the Board shall be appointed by Party A and two (2) directors shall be appointed by Party B Taiyuan Yiwei Magnesium Industry Co., Ltd.
(c)           Chairman of the Board (the “Chairman”) is the legal person of the company.
(d)           Refer to Company Bylaws and Management Agreement to detailed implementation.

9.           Non-Competition

9.1           Restriction

(a) Unless having received prior approval from Party A in writing, Party B shall not individually or jointly, or through any person (or on behalf of any person), directly or indirectly, perform the following actions regarding magnesium powder:
(i)           Carry out or engage or participate in activities (of manufacture or distribute target company products and / or provide target company services (or in which it has any interest);
(ii) Attempt to conduct the following competitive behaviors against target company with anyone who is or used to be the client of target company during the term of this contract:

(1) Place orders
(2) Make transactions; or
(3) encourage anyone, directly or indirectly, to place orders or make transactions;
(iii) In order to employ such personnel by any party other than the target company, encourage or contact the following persons: current employees, officers or managers of the target company, or the employees, management, or department manager who worked with the target company in the past two years. The exception is the employees who were temporarily transferred from either party to the target company and have returned at the expiration of the term.

9.2           Treatment of Invalid Provisions

(a)           Each of the restrictive provisions of section 9.1 is severable and independently applicable, and the invalidity or no force of certain restrictive provisions does not have effect on other restrictive provisions.
(b)           Each party confirms that the restrictive provision of section 9.1 is reasonable and necessary to protect the interests of the target company. If any part of the restricted provisions is invalid but turns effective after having removed or reduced the scope of implication, the section shall be revised as mentioned above to make it valid and enforceable.

9.3           Duration
The restrictive provisions in section 9.1 have effect on Party B and each of its related parties in six (6) month after the contract expires or after Party B doesn’t have any percentage of Registered capital in the target company (whichever happens first). During such period of time, the restrictive provisions in section
9.1 apply to the following scope:

On the date when Party B no longer have percentage of the registered capital in the target company, or the contract termination date (whichever happens first), the target company's business, customers, employees, managers or department managers or the target company parties.

10.           Labor Management

10.1           Employees of the target company

The assignor is responsible for terminating the employment of all current employees of the target company. The costs associated with employment termination are the responsibilities of the assignor. If labor disputes occur due to this equity transfer, the target company is responsible for dealing with any labor disputes and staff recruitment, hiring, dismissal, resignation, wages, benefits and other related issues, the target company assumes unlimited joint and several liability on the liabilities generated anytime from above-mentioned labor issues.

10.2            Upon the closing of the equity transfer of the target company, all employees of the target company who return to work shall be the assignor’s responsibility. The labor management such as wages shall be conducted in accordance with the applicable provisions of Management Contract.

10.3           The assignor and the guarantor promise to jointly deal with fore-mentioned employee and labor issues of the target company. If labor issues occur among the employees of the target company, the assignor and the target company shall share responsibilities to handle the issues.

11.           Taxes and Insurance

11.1           Income tax, customs duties and other taxes

(a)           The target company should pay taxes in accordance with relevant Chinese tax laws.
(b)           After the business license is issued (or the target company obtains the appropriate qualifications in accordance with applicable laws), the target company shall apply to government agencies for tax incentives in connection with relevant laws as soon as possible.
(c)           The Chinese and foreign employees of the target company should pay personal income taxes according to the relevant provisions of Chinese tax laws.

11.2            Insurance

(a)           The target company shall at all times purchase the full and sufficient insurance policies at its own expenses from the insurance companies established in China. The coverage shall include fire and other policies generally applicable to the industry.
(b)           The insurance policies to protect from the risks for properties, vehicles and other factors shall be purchased in RMB or foreign currency (subject to the circumstances). The types, scopes, and amounts of insurance policies are determined by the Board of Directors in accordance with relevant laws.

12.           Representations, Warranties and Indemnification

12.1           Party A and Party B. Each party represents and warrants to the counterpart that on the date hereof:

(a)           It meets all qualification requirements of applicable Chinese laws and regulation authorities on Chinese or foreign investors in the scope of industries that the target company is in;
(b)           It is an independent legal person duly organized, validly existing in good standing under the laws of the place of its establishment or incorporation;

(c)           It has obtained the right to make consent, approve and implement all necessary actions in order to effectively enter into and validate this Contract. The party has the full right to enter into this contract and to perform its obligations hereunder;
(d)           It has authorized its representative to sign this Contract and from and after the signing date the provisions of this Contract shall be legally binding upon it
(e)           If the party fails to initiate or takes any measures to threat legal proceedings or any application for dissolution, the party shall file for bankruptcy or insolvency application, or appoint the liquidation committee or designate a manager to manage the assets or business.
(f)           Its execution of this Contract and its performance of its obligations hereunder: (i) shall not violate any provisions of its business license, articles of incorporation, articles of association or similar organizational documents; (ii) shall not violate any applicable laws or any governmental authorization or approval; and (iii) shall not violate or result in a default under any contract to which it is a party or to which it is subject; and (iv) shall not violate any rulings or arbitrations, or the decisions or regulations of any governmental authorization to which it is a subject;
(g)           No lawsuit, arbitration or other legal or governmental proceeding is pending or, to its knowledge, has threatened against it that would affect its ability to perform its obligations under this Contract;
(h)           It has disclosed to the counterpart all documents issued by any governmental department that may have a material adverse effect on its ability and knowledge to fully perform its obligations to the target company under this Contract, and the documents previously provided by it to the counterpart do not contain any misstatements or omissions of material facts.

12.2            Consequences of Inaccuracy in Representations and Warranties

If any of items in Section 12.1any party are not accurate in all material respects on the date here of, the party shall be in material breach of this Contract.

12.3           The Responsibilities for Breach of Representations and Warranties

If one party breaches any of its representations and warranties or restatements in sections 12.1, 12.2 or 12.3, the non-breaching party may seek any possible relief based on this contract or applicable laws and the defaulting party shall indemnify the non-defaulting party or the target company for any loss, damages, costs, expenses, liabilities or claims occurred due to the breach.  Party A may off-set any amounts it owes Party B for the Purchase Price as a result of any amounts due Party A by Party B under this Section 14.

12.4           The assignor should provide joint and several liability guarantees against the full obligations, responsibilities and commitment under this Contract, and the guarantee duration is 4 years after the Contract is signed.

13.            Breach of Contract

13.1           Remedies for the Breach of Contract

Except as otherwise provided in other provisions of the Contract, if one party (“breaching party”) does not perform under the Contract any one of the major obligations or fundamentally breaches the Contract, the other party “injured party” may:

(a)           Issue written notice to the breaching party explaining the nature and the scope of the breach and require the breaching party to compensate at their own expenses during a period of no less than 20 days as specified in the notice ( but the breaching party shall not be granted a remedy period if it makes any untrue and inaccurate representations and warranties under section 12.1, 12.2 and 12.3 or violate any other provision of this Contract), and
(b)           If the breaching party fails to remedy during the period (or, if not granted such remedy period, then any time after such breach), the injured party may directly file claims for foreseeable loss caused by the breach.

13.2           Limitation of Liability

Regardless of any other provisions of the Contract, except a Party in violation of Section 14 (Confidentiality), no Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Contract for failure or delay in fulfilling or performing any term of this Contract. Under any circumstance, the total accumulated loss, damage or compensation shall be up to a maximum, of the total amount of the transaction of RMB 44,880,000, except that the violation of the Section 14 (Confidentiality) or infringement of intellectual property rights.

14.           Duties of Confidentiality

14.1           Confidentiality

Prior to entering into this Contract and during the term, one party ("Disclosing Party") has or may from time to time disclose confidential information to the other party ("Recipient"). During the term of this Contract and the subsequent two (2) years, the Recipient must:

(a) keep the confidentiality of confidential information;
(b) not use confidential information for the purposes other than the ones explicitly defined by the Contract;
(c) limit the disclosure of the confidential information to the employees and agents (including attorneys, accountants, bankers and consultants) necessary to evaluate the transaction, and they must have signed the written Nondisclosure Contract (whose provisions shall not be less stringent than the provisions of section 14 (collectively, "Permitted Exposure Party”).

14.2           Exceptions

The provision of section 14.1 above shall not apply to information that:
(a)           Can be shown to be known by the Recipient by written records made prior to disclosure by the disclosing party;
(b)           Is or becomes public knowledge otherwise than through the Recipient’s breach of this Contract; or
(c)           Was obtained by the Recipient from a third party having no obligation of confidentiality with respect to such information.

14.3           Rules

Each party shall formulate rules and regulations to inform its directors, senior staff, and other employees, and those of their affiliates of the confidentiality obligation set forth in this section.

15.           Force Majeure

15.1           Definition of Force Majeure

Force Majeure shall mean all events which are beyond the control of the parties to this Contract, and which are unforeseen, unavoidable or insurmountable, and which prevent total or partial performance by either of the parties. Such events shall include earthquakes, typhoons, flood, fire, war, strikes, riots, acts of governments, changes in law or the application thereof or any other instances which cannot be foreseen, prevented or controlled, including instances which are accepted as Force Majeure in general international commercial practice.

15.2           Consequences of Force Majeure

(a)           If an event of Force Majeure occurs, a party’s contractual obligations affected by such as an event under this Contract shall be suspended during the period of delay caused by the Force Majeure and shall be automatically extended, without penalty or liability, for a period equal to such suspension.
(b)           The party claiming Force Majeure shall promptly inform the other parties in writing and shall furnish within fifteen (15) days thereafter sufficient proof of the occurrence and duration of such Force Majeure. The party claiming force Majeure shall also use all reasonable endeavors to terminate the Force Majeure.
(c)           In the event of Force Majeure, the parties shall immediately consult with each other in order to find an equitable solution and shall use all reasonable endeavors to minimize the consequences of such Force Majeure.

16.           Disputes Resolutions

16.1           Friendly Consultations

In the event of any dispute, controversy or claim arising out of or relating to this Contract, or the breach, termination or invalidity hereof (“dispute”), the parties shall attempt in the first instance to resolve such dispute through friendly consultations.

16.2           Arbitration

(a)           In the event such dispute is not resolved through consultations within sixty (60) days after the date such consultations were first requested in writing by a party, then any party may submit the dispute for arbitration in Beijing before the China International Economic and Trade Arbitration Commission (“CIETAC’) in accordance with CIETAC Arbitration Rules then in force.
(b)           The arbitration tribunal shall consist of three arbitrators, one appointed by each party and, if either of the parties fails to appoint an arbitrator within the time specified in the Arbitration Rules, the Chairman of CIETAC shall make such appointment.
(c)           A third arbitrator (the “Presiding Arbitrator”) shall be appointed by Contract between the parties, and if the parties fail to jointly appoint the Presiding Arbitrator within the time specified in the Arbitration Rules, the Chairman of CIETAC shall make such appointment.
(d)           All costs of arbitration (including but not limited to arbitration fees, costs of arbitrators and legal fees and disbursements) shall be borne by the losing party, unless otherwise determined by the arbitration tribunal.
(e)           The arbitration proceedings shall be conducted in both English and Chinese. If the English translation is ambiguous, Chinese version prevails.

16.3           Procedural Compliance

The parties undertake:
(a)           to comply strictly with the time limits specified in the Arbitration Rules for the taking of any step or the performance of any act in or in connection with any arbitration; and
(b)           to comply with and to carry out, in full and without delay, any procedural orders(including, without limitation to, any interim measures of protection ordered) or any award (interim or final) made by the arbitral tribunal.

16.4           Enforcement of the Arbitration

Each of the parties irrevocably:
(a)           agrees that any arbitration result shall be final and binding on both parties;
(b)           undertakes that it will execute and perform the arbitral award fully and without delay. In the event of judicial acceptance and an order of enforcement, each party expressly waives all rights to target thereto, including any defense of sovereign immunity and any other defense based on the fact or allegation that it is an agency or instrumentality of a sovereign state; and
(c)           waives any rights which it may have to contest the validity of the arbitration agreement set forth in this section or the jurisdiction of the relevant arbitration institution to hear and to determine any arbitration begun.
   When any dispute occurs and is the subject of friendly consultations or arbitration, the parties shall continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Contract.

16.5           Governing Laws

The legal force, interpretation and implementation of this Contract are governed by the laws of the People’s Republic of China.

17.           Miscellaneous Provisions

17.1           Binding Effect

 This Contract is made for the benefit of the parities hereto and their respective lawful successors and assignees and is legally binding on them.

17.2           Amendment

 This Contract shall not be changed verbally, but only by a written instrument signed by the parties; if applicable laws states otherwise, then written consents and the approval from related approving authorities are required before amending this contract.

17.3           Confidentiality of this Contract

The existence of this Contract, as well as its contents, shall be deemed to fall within the scope of confidential information and subject to section 18, and shall not be disclosed in whole or in part to any person or entity, except (i) to Permitted Disclosure Parties, (ii) to authorized securities regulators or exchanges in accordance with applicable laws or the relevant rules of the securities exchange to which the party in question is subject, (iii) to officials in relevant government departments pursuant to the requirements of applicable laws, (iv) in order to fulfill any conditions precedent to the effectiveness of this Contract or (v) for the purpose of the performance by a party of its obligations or exercise of its rights hereunder or relating hereto, or (vi) for the purpose for the business of the target company after it is established.

The Contract contains Chinese version and English Version. If content expression in the Contract is ambiguous, please Chinese Version supersedes.

17.4           Notification

 (a) Any notice or written communication provided for in this Contract by either party to the other, including but not limited to any and all offers, writings, or notices to be given hereunder, shall be made in Chinese with English translation (if the English translation is ambiguous, Chinese version prevails) and delivered:
      (i) by hand
(ii) by courier service delivered letter, or
(iii) by fax

(b) Notices shall be deemed to have been delivered at the following times:
(i) If by hand, on reaching the designated address and subject to return receipt or other proof of delivery;
(ii) If by courier, the fifth business day after the date of dispatch, and
(iii) If by fax, upon the next business day following the date marked on the confirmation of transmission report by the sender’s fax machine, indicating completed uninterrupted transmission to the relevant facsimile number.

(c) During the term, each party may change its particulars for receipt of notices at any time by notice given to the other party in accordance with this section17.5.

Party A:
CDI China, Inc.
Mailing Address: 431 Fairway Drive, Suite 200, Deerfield Beach, FL 33441, USA
Fax Number: 954-363-7320
Email: generalcounsel@cdii.net
Attention to: General Counsel

Party B:
Pine Capital Enterprises Inc.
Taiyuan Yiwei Magnesium Industry Co. Ltd.
 Mailing Address: 910, 9th Floor, MeGa Mall Business Center, 10 YiFen Street, Taiyuan City, ShanXi Province, China
 Fax Number: 86-351-5634-886
Attention to: Lifei Huang

Target company: Taiyuan Ruiming Yiwei Magnesium Industry Co. Ltd.
Mailing Address: Shagou Village, Yangqu City, Taiyuan, Shanxi Province, China
Fax Number: ________________________________
Attention to: Lifei Huang

17.5           Severability

 The Invalidity of any provision of this contract shall not affect the validity of any other provision of this contract.

17.6            Entire Contract

 This Contract and the Schedules and Annexes hereto constitute the entire Contract between the parties hereto with respect to the subject matter of this Contract and supersede all prior discussions, negotiations and Contracts between them.

17.7            Waiver

 Either party’s failure to exercise or delay in exercising any right, power or privilege under this Contract shall not operate as a waiver thereof, and any single or partial exercise of any right, power or privilege shall not preclude the exercise of any other right, power or privilege.

17.8           Further Endeavors

 A party shall, at any time, upon the request of the other party, sign (or facilitate the third party to sign) and procure (or facilitate the third party to procure) the execution of such documents, Contracts, contracts or deeds.

17.9            Target company Bylaws

 If there are discrepancies between the target company’s Bylaws and this Contract, this Contract supersedes.

17.10           Schedules and Annexes

 The schedules and annexes of this Contract are inseparable, and have the same legal binding as the provisions in the contract. If there are discrepancies between the provisions in the Contract and the terms and sections in the schedule or annexes, the provisions of the Contract supersedes.

17.11           Text

This Contract shall have [10] copies of the original Chinese version, and [10] copies of original English version. Both versions shall have the same legal effect. If the English translation is ambiguous, Chinese version prevails.

Both parties have, on the date July 13, 2010 indicated on the front page of this contract, in the People’s Republic of China, through their authorized representative, signed this contract.

Party A:
CDI China, Inc.
	Signature:	/s/ Yuejian (James) Wang
	Printed Name:	Yuejian (James) Wang
	English Name:	James Wang
	Title:	President
	Nationality:	United States

Party B:
Pine Capital Enterprises Inc.
	Signature:	/s/ Lifei (Maggie) Huang
	Printed Name:	Lifei (Maggie) Huang
	English Name:	Lifei (Maggie) Huang
	Title:	President
	Nationality:	Chinese

Taiyuan Yiwei Magnesium Industry Co. Ltd.
	Signature:	/s/ Yuwei Huang
	Printed Name:	Yuwei Huang
	English Name:	Yuwei Huang
	Title:	President
	Nationality:	Chinese

Target Company
Taiyuan Ruiming Yiwei Magnesium Industry Co. Ltd.
	Signature:	/s/ Yuwei Huang
	Printed Name:	Yuwei Huang
	English Name:	Yuwei Huang
	Title:	President
	Nationality:	Chinese

Annex 1 – Definition and Interpretation

Part 1 - Definition

Unless specified in the terms or context of the contract, the below terms are defined as follows:

“Subsequent approvals” refer to the approvals, consents, registrations, and permits (not including approval for establishment and approval for tax breaks) from the government regarding the validity and enforceability of the target company’s operational activities listed on Annex 4 of this Contract or any other supplementary contracts.

“Annexes” refer to the required documents provided by the target company to obtain approvals from and registration with Chinese government agencies.

“Applicable Laws” means the laws, regulations, rules, and the notices, orders, decisions or other public notification documents issued by the legislative, executive or judicial branches, applicable to the parties or the target company of this Contract.

“Certificates of Approval” refer to the certificates approving the establishment of the target company, this Contract and Company Bylaws that are issued by the approving authorities.

“Approvals” refer to the approvals signed and issued by approving authorities regarding the establishment of the target company, this Contract and Company Bylaws.

“Company Bylaws” refer to the bylaws of the target company to be established by its Board of Directors.

“Assignor” refers to Party B of this Contract, including Pine Capital Enterprises Inc., and Taiyuan Yiwei Magnesium Industry Co., Ltd.

“Confidential Information” refers to all information of business, sales, technology or any other information that disclosed with label of confidentiality, under confidential condition, or regarded to be confidential by both parties based on logical business determination.

“Contract” shall have the meaning given in the beginning parts.

“EBITDA” means earnings before interest, taxes, depreciation and amortization and when computing EBITDA, cost of goods sold shall include an allocation of depreciation and amortization of fixed assets associated with manufacturing.

“Effective Date??means the effective date of this Contract, which is the date the Contract is approved by approving authorities.
“Financial Statements” mean the Target Company’s unaudited financial statements as of May 25, 2010 along with the Accounts Detail which are a part thereof.

“Fiscal 2010” means the 12 month period ending September 30, 2010.

“Fiscal 2011” means the 12 month period ending September 30, 2011.

“Fiscal 2012” means the 12 month period ending September 30, 2012.

“Land Use Rights” mean the land use rights shown in the following two land use right certificates for the use of real property in China by the Target company as included in its Financial Statements: Yang Qu Guo Yong (2001) No. 007 and Yang Guo Yong (2006) No. 009.

“Restriction of Property Rights” means any claims, deposits, set security interest, mortgage, guarantee, pledge, options, equity, selling rights, or any other third party interest, retention of title, priority, preemption or any other form of security interest.

“Force Majeure” shall have the meaning defined in section 15.1.

“Taxation” means any relevant taxes collected from the target company by any taxing collectors at any taxing location (including but not limited to, VAT, sales tax, stamp duty or other taxes, deductions or withholding taxes (regardless of natures and names))

“Trade Secrets” means any technical and operating information that is unknown to the general public, is practical and protected by security measures by the owners, and create economic benefits to the owner.